Exhibit 99.1

Imperial safely resumes production at Norman Wells operations

Calgary, AB – October 22, 2018 – Imperial today announced that it has successfully restarted production at its Norman Wells operations in the Northwest Territories following the return to service of Enbridge’s Line 21 pipeline. Imperial had previously resumed limited shipments of crude oil from storage in September.

More than 100 employees and contractors have been working to restart operations, with a focus on safety and protection of the environment. Production is expected to ramp up in the weeks and months ahead to around 10,000 barrels per day, consistent with rates prior to the shutdown.

“We appreciate the support from the Sahtu communities and local residents during the extended shutdown of our operations at Norman Wells,” said John Whelan, Imperial’s senior vice president, upstream. “The return to regular operations will increase economic benefits to the local communities. We are extremely proud of the dedication and hard work by our employees and contractors to achieve this goal.”

Imperial’s Norman Wells operations will also resume supplying Northwest Territories Power Corporation (NTPC) with electricity. The operation generates electricity for its own use, and sells surplus electricity to NTPC, which supplies the town of Norman Wells.

In December 2016, Enbridge proactively suspended shipments on the pipeline due to slope stability concerns on one section of line at the Mackenzie River crossing near Fort Simpson. Following a lengthy regulatory process, replacement work started on the two-kilometre section of the 870-kilometre pipeline in May 2018 and was completed in September 2018.

“Imperial commends Enbridge for its focus on safety to proactively shut down this line as a precautionary step before there was an issue,” said Whelan. “We also recognize the efforts by Enbridge’s employees and contractors to return this line to operation.”

For further information:

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After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Exhibit 99.1

Cautionary Statement: Statements of future events or conditions in this release, including projections, targets, and estimates are forward-looking statements. Forward-looking statements can be identified by words such as “intend”, “expect”, “will” and similar references to future periods. Disclosure related to expected production volumes, benefits from return to regular operations and the resumption of electricity supply constitute forward-looking statements. Actual future financial and operating results, including assumptions concerning project plans, dates, costs and capacities; production rates; production life and resource recoveries; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include changes in the supply of and demand for crude oil; transportation for accessing markets; political or regulatory events, including changes in law or government policy; environmental risks inherent in oil and gas activities; environmental regulation, including climate change and greenhouse gas restrictions; operational hazards and risks; and other factors described in Item 1A of Imperial’s most recent Form 10-K. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial Oil Limited’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial Oil Limited undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.